UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Mack-Cali Realty Corporation
(Name of Registrant as Specified In Its Charter)

BOW STREET LLC

BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP

A. AKIVA KATZ

HOWARD SHAINKER

ALAN R. BATKIN

FREDERIC CUMENAL

MARYANNE GILMARTIN

NORI GERARDO LIETZ

TAMMY K. JONES

MAHBOD NIA

HOWARD S. STERN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bow Street LLC, together with its affiliates (collectively, “Bow Street”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2020 annual meeting of stockholders of Mack-Cali Realty Corporation, a Maryland corporation.

On June 5, 2020, Bow Street issued the following press release:

BOW STREET RESPONDS TO MACK-CALI’S LAST-DITCH EFFORT TO MANIPULATE BOARD ELECTION

Urges Mack-Cali Shareholders to Follow ISS’s Recommendation to VOTE the GOLD Proxy Card “FOR ALL”

of Bow Street’s Highly Qualified, Independent Director Nominees

NEW YORK – June 5, 2020 – Bow Street LLC (“Bow Street”) today issued the following statement in response to Mack-Cali Realty Corporation’s (“Mack-Cali” or the “Company”) (NYSE: CLI) modification of its slate of candidates standing for election to the Board of Directors (the “Board”) just days before the Company’s Annual Meeting on June 10, 2020.

Akiva Katz and Howard Shainker, Managing Partners of Bow Street, said, “Mack-Cali’s action today is a further attempt to undo the 2019 election results and a step backwards for good governance and shareholder value. This gamesmanship, just days before the annual meeting, is consistent with Mack-Cali’s approach to poor governance and reminiscent of the actions it took to manipulate last year’s Board election and retain its Chairman William Mack, who was voted off the Board by shareholders. The slate ‘modifications’ announced by the Company today are nothing more than an attempt by Michael DeMarco to preserve his position as CEO and perpetuate the status quo. The Company’s revised slate is just as conflicted and beholden to Mr. DeMarco as it was yesterday. The facts are that legacy directors Lisa Myers, Laura Pomerantz and Rebecca Robertson all have longstanding relationships with and are loyal to the Mack family, and the five ‘new’ nominees were chosen and vetted by Mr. DeMarco himself. If Mack-Cali’s director nominees are in control of the Board, nothing will change, and shareholders’ investment will continue to languish.

“Mack-Cali’s action falls far short of ISS’s recommendation to elect ALL EIGHT of Bow Street’s director nominees by voting the GOLD proxy card. Only by electing Bow Street’s slate of independent director nominees will accountability and credibility be restored in the boardroom. We urge shareholders not to be fooled by another last-ditch effort by the Company to manipulate a fair election of directors. Shareholders deserve much better. We strongly encourage shareholders to protect the value of their investment by voting the GOLD proxy card “FOR ALL” of Bow Street’s highly qualified, truly independent director nominees who, as directors, will improve corporate governance and reestablish integrity at Mack-Cali.”

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN!

Please vote today by telephone or via the Internet

by following the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

Please simply discard any white proxy card that you may receive from Mack-Cali.

Returning a white proxy card – even if you “withhold” on the Company’s nominees –

will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

CLIshareholders@bowstreetllc.com